UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                     FORM 8K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              --------------------

                                 Date of Report
                                February 6, 2004

                             -----------------------


                          Nanobac Pharmaceuticals, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



          Florida                       0-24696                 59-3248917
          -------                       -------                 ----------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)


        2727 W. Martin Luther King Blvd, Suite 850, Tampa, Florida 33607
        ----------------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                 (813) 264-2241
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Nanobac Pharmaceuticals, Inc. ("NNBP") has added two new Board of Director members, has promoted two new officers and added two key employees for NanobacLabs Research Institute. These changes are described below:

New Board Members
-----------------

Dr. Jan Egberts joined the Board of Directors on February 2, 2004. Dr. Egberts received his medical degree from Erasmus University Medical School, Rottendam, the Netherlands in 1985, with medical studies at John Hopkins and Harvard medical schools. He received his MBA from Stanford Graduate School of Business in 1989.

For the past three years he has served as Chairman and Managing Director of Molnlycke Healthcare, Inc. in Newtown, PA.

Prior to Molnlycke Dr. Egberts served as Vice President, Business and Market Development world wide for Johnson & Johnson, New Brunswick, NJ. He was a member of the Global Management Board of $1.3 Billion Johnson & Johnson medical franchise with seven divisions. He was responsible for licensing/acquisitions, equity investment and patent management.

Prior to Johnson & Johnson Dr. Egberts was a Senior Marketing Director with Merck & Company in West Point, PA; Partner Egberts & Company, Amsterdam; Engagement Manager, McKinsey & Company in New York, Dusseldorf, London and Amsterdam; Project Manager, Cancer Biotechnology Research and Development Organon / Bionetics Research, Inc.

Dr. Stephan Rechtschaffen joined the Board of Directors on February 2, 2004. Dr. Rechtschaffen received his medical degree in 1973 from New York Medical College in New York City. His residency was at Harkness Community Hospital in San Francisco. He co-founded Omega Institute in 1977 and is the CEO and Chair of the Board. He was the developer and director of Foxhollow Wellness Spa in Lenox, MA from 1987 - 1989, and director of the Rhinebeck Health Center in Rhinebeck, NY, from 1983 - 1989.

Dr. Rechtschaffen is a nationally recognized holistic physician who lectures on health, wellness, nutrition, longevity and time. He has organized symposia and educational programs throughout the country.

Dr. Rechtschaffen is the author of: TimeShifting; Creating More Time to Enjoy Your Life, 1996, published in the United States by Doubleday, and in England, Europe, Japan and Australia by Random House. He is co-author of Vitality and Wellness, 1999, published by Dell.

Dr. Rechtschaffen has presented these concepts in TimeShifting, Health and Wellness, and in Organizational Management workshops at many corporations:
Citibank, Avon, Aveda, ConEdison, IBM, Dana Farber Cancer Institute, Kaiser Permanente, Mercedes-Benz, Natural Health Business Strategies, Preventative Medicine Research, Salon Systems and Young Presidents Organization, and others.

New Officers
------------

Alexander H. Edwards, III will become President/Chief Executive Officer and Board member of Nanobac Pharmaceuticals, Inc. Mr. Edwards was previously serving as Chief Operating Officer. Prior to joining Nanobac, Edwards was a managing partner of 360 Partners as well as president and CEO of 360 Energy. Before that, he was in private consulting practice utilizing his experiences with leadership in healthcare growth companies.

From January 1997 to May 2002, Edwards was an executive with SRI/Surgical Express. He served in roles that ranged from vice-president/general manager to spending his last year with the company as president. Previous to this, he worked in sales and marketing with Dianon Systems, Inc. His positions included sales and sales management roles as well as field and corporate marketing. Edwards also served as an officer in the United States Navy with duty assignments ranging from shipboard divisional leadership to executive assistant for the Naval Surface Group Commander in Norfolk, Virginia. Edwards is a 1987 graduate of the United States Naval Academy.

In August 2003 Mr. Edwards settled a civil enforcement action brought against him by the Securities and Exchange Commission in U.S. District Court in Tampa, Florida. The complaint alleged that Mr. Edwards, while serving as president of SRI/Surgical Express, Inc. (SRI), a publicly traded Florida hospital supply company, caused SRI to enter into two transactions that resulted in SRI overstating its Fiscal 2001 third quarter revenue. Without admitting or denying the allegations in the complaint, Mr. Edwards consented to the entry of a Final Judgment permanently enjoining him from future violations of (or aiding and abetting violations of) Sections 10(b), 13(b)(5), and 13(b)(2)(A) and (B) of the Securities Exchange Act of 1934 and Exchange Act Rule 13b2-1. The Final Judgment also imposed a $50,000 civil penalty.

Brady Millican will replace Mr. Edwards as Vice President/Chief Operating Officer for the company. Mr. Millican has over 12 years of leadership experience and a comprehensive background in diagnostics infrastructure including clinical trial and research development support. Prior to joining Nanobac, Brady was Director of Business Development and Strategic projects at AmeriPath, a leading national provider of cancer diagnostics, genomics, and related information services.

Previous to this he worked at Pathology Service Associates in various leadership roles ranging from directing marketing activities to developing revenue enhancement audits. Millican also worked at Dianon Systems, Inc. in Sales and sales management roles, as well as field and corporate marketing.

Millican served as an officer in the United States Army as a helicopter pilot, and is airborne and ranger qualified. Millican received his Bachelor of Arts Degree in Psychology (emphasis in Industrial Psychology - motivation) from Washington and Lee University in 1983.

Key Research Institute Employees
--------------------------------

With the completion of the acquisition of Nanobac OY in Kuopio, Finland, it is now possible to combine all the company's intellectual knowledge in to one group.

The new group will be Nanobac Science and Research Institute, a division of Nanobac Pharmaceuticals, Inc., with offices in Kuopio, Finland and Tampa, Florida.

Dr. Olavi Kajander, MD, PhD will be the Managing Director of Nanobac OY and Chief Science & Research Officer for the company. Dr. Kajander is the founder of Nanobac OY, a Finnish research and development company located in Kuopio, Finland, where, along with Dr. Neva Ciftcioglu, he documented and patented their discovery of Nanobacteria. Nanobac OY is now a Finnish research subsidiary of Nanobac Pharmaceuticals, Inc. He was also the founder of Abcell Corporation, a medical diagnostics company.

In addition to being the Chief of Science and Research Officer at Nanobac, Dr. Kajander is also a docent (full professor) and director of research of the department of biochemistry at the University of Kuopio (Kuopio, Finland). His position at the University of Kuopio has elevated over the time of his tenure from Ph.D. candidate, to doctorate, assistant professor, associate professor and now as docent. He has taught many courses at the university for more than 12 years.

Dr. Kajander was a Scripps Clinic & Resident Foundation post-doctoral research fellow in La Jolla, California. He has authored more than 70 scientific research papers and review articles, two letters and more than 50 scientific abstract publications as well as several invited editorials in scientific texts and journals. He has also been involved in the production of a number of videos and documentaries about his discovery of Nanobacteria.

In 1999, together with fellow researcher Dr. Neva Ciftcioglu, Dr. Kajander won the Minerva, Medix award for the most prominent Finnish biomedical paper of 1998. He has also won the Martti Hamalainen Young Researcher Award, the Swedish Medical Association, Riksmassan, Honorary Bronze Medal and the Korczynski Award and Honorarium for the advancement of biopharmaceutical sciences.

Dr. Kajander is a member of the Biochemical Society, the New York Academy of Sciences, FEMS, the Finnish Immunology Society, the Finnish Physiology Society and Duodecim. He has also served on numerous scientific advisory boards.

Dr. Neva Ciftcioglu, PhD will serve as Scientific Advisor to the company. Born in Turkey, Neva Ciftcioglu, Ph.D. is a co-discoverer and a principal researcher of Nanobacterium sanguineum with Dr. E. Olavi Kajander. Dr. Ciftcioglu has been a scientific collaborator with NanobacLabs Research Institute since 1999. Drs. Ciftcioglu and Kajander are regarded as the world's experts in Nanobacterial research. While her early work centered on general infectious diseases and bacterial pathogencity, her recent area of interest is in cell culture techniques, immunoassays and monoclonal antibodies and nanobacterial pathogenicity.

She is a Docent (full professor) of biochemistry at the University of Kuopio in Kuopio, Finland and a senior scientist and director of nanobacterial research for the Universities Space Research Association, NASA Johnson Space Center, Houston, Texas. She also collaborates or directs with Dr. Kajander, nanobacterial research projects at more than 100 sites.

Dr. Ciftcioglu holds an undergraduate degree from Kocatepe Mimar Kemal Lisesi, in Ankara, Turkey and both a master's degree and a doctorate degree in microbiology from the University of Ankara. She served as a post-doctoral research fellow in Dr. Kajander's research group at the University of Kuopio.

Dr. Ciftcioglu's work has been recognized through a number of scientific awards including the 1993, 1996 and 1998 Savon Korkean Teknologian Saatio Award (Finland) and the 1997 and 1998 Jenny ja Antti Wihurin Rahasto Award (Finland). She was also awarded the 1999 Minerva, Medix Prize for the most prominent Finnish biomedical paper of 1998. Dr. Ciftcioglu has authored or co-authored 46 scientific publications and 17 scientific abstract communications.

She is a professional member of NABI (NASA Astrobiology Institute), the American Society for Microbiology, the American Society for Cell Biology, the Societas biochemical et microbiological Fenniae and the Societas Physiologica Finlandiae. She lectures to professional societies and universities worldwide on the subject of nanobacteria.

Dr. Ciftcioglu is on assignment at NASA in Houston, TX at this time. These two scientists are recognized as the world leaders in the field of Nanobacteria science and research.


The full text of the related press releases is attached.

Item 7. Exhibits

     (c) Exhibits

         99.1          Press release dated February 2, 2004.

         99.2          Press release dated January 29, 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Nanobac Pharmaceuticals, Inc.
                                             (Registrant)



Date:  February 6, 2004                      By: /s/ Alexander H. Edwards, III
                                             ---------------------------------
                                             Alexander H. Edwards, III
                                             Chief Executive Officer